Exhibit 99.1

Pulmonx Reports First Quarter 2024 Financial Results
Achieves 30% year-over-year worldwide revenue growth

Redwood City, CA – May 1, 2024 – Pulmonx Corporation (Nasdaq: LUNG) (“Pulmonx” or the ”Company”), a global leader in minimally invasive treatments for lung disease, today reported financial results for the quarter ended March 31, 2024.

Recent Highlights
•Recorded worldwide revenue of $18.9 million in the first quarter of 2024, a 30% increase over the same period last year and an increase of 29% on a constant currency basis
•Delivered $12.9 million in U.S. revenue in the first quarter of 2024, representing 38% year-over-year growth
•Realized gross margin of 75% in the first quarter of 2024
•Treated first patient with the AeriSeal® System in CONVERT II pivotal clinical trial
•Treated first patient in Japanese post-approval study with Zephyr® Valves
•Appointed Steve Williamson as President and Chief Executive Officer and Mehul Joshi as Chief Financial Officer

“We are pleased with our first quarter performance as we continued to see traction with our commercial strategy,” said Steve Williamson, President and Chief Executive Officer. “My early experience at Pulmonx has validated my confidence in the significant long-term potential for the Zephyr Valve treatment to transform the lives of more than one million underserved patients suffering from severe emphysema. I believe we are well positioned operationally and financially to execute on our growth strategy.”

First Quarter 2024 Financial Results
Total worldwide revenue in the first quarter of 2024 was $18.9 million, a 30% increase from $14.5 million in the first quarter of 2023 and an increase of 29% on a constant currency basis. U.S. revenue was $12.9 million, a 38% increase from the first quarter of 2023. International revenue was $6.0 million, a 15% increase compared to the first quarter of 2023, and a 13% increase on a constant currency basis. The growth in revenue reflects continued commercial momentum and adoption of Zephyr Valve procedures.

Gross profit in the first quarter of 2024 was $14.1 million, compared to $10.6 million for the first quarter of 2023. Gross margin for the first quarter of 2024 was 75%, compared to 73% for the same period in 2023, reflecting favorable geographic mix and higher capacity utilization.

Operating expenses in the first quarter of 2024 were $28.6 million, compared to $27.0 million for the first quarter of 2023, representing an increase of 6%. The increase in operating expenses was primarily attributed to continued investment in commercial activities and stock-based compensation.

Net loss in the first quarter of 2024 was $13.7 million, or $0.36 per share, compared to a net loss of $15.9 million, or $0.42 per share, for the same period in 2023.

Adjusted EBITDA loss in the first quarter of 2024 was $8.0 million compared to $11.2 million for the same period in 2023.

Cash, cash equivalents, and marketable securities totaled $120.4 million as of March 31, 2024.

2024 Financial Outlook
Pulmonx continues to expect revenue for the full year 2024 to be in the range of $81 million to $84 million.

The Company also continues to expect gross margin for the full year 2024 to fall within the range of 74% to 75%.

Pulmonx now expects total operating expenses for the full year 2024 to fall within the range of $127 million to $129 million, inclusive of approximately $25 million of non-cash stock-based compensation.

Webcast and Conference Call Details
Pulmonx will host a conference call today, May 1, 2024, at 1:30 p.m. PT / 4:30 p.m. ET to discuss its first quarter financial results. A live webcast of the conference call will be available on the Investor Relations section of the Company's website at https://investors.pulmonx.com/. The webcast will be archived on the website following the completion of the call.

Use of Non-GAAP Financial Measures
To supplement Pulmonx’s condensed consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, Pulmonx provides certain non-GAAP financial measures in this release as supplemental financial metrics. Non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, may provide a more complete understanding of factors and trends affecting Pulmonx’s business.

Constant currency calculations show reported current period revenues as if the foreign exchange rates remain the same as those in effect in the comparable prior year period. Pulmonx uses results on a constant currency basis as one measure to evaluate its performance. Pulmonx calculates constant currency by calculating current-year results using foreign currency exchange rates from the applicable comparable period in the prior year. Pulmonx generally refers to such amounts calculated on a constant currency basis as excluding the impact of foreign exchange or being on a constant currency basis. Pulmonx believes the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Pulmonx generally uses constant currency to facilitate management's financial and operational decision-making, including evaluation of Pulmonx’s historical operating results.

The Company defines Adjusted EBITDA as earnings before interest income or expense, taxes, depreciation and amortization and stock-based compensation and may also exclude certain non-recurring, irregular or one-time items not reflective of our ongoing core business operations. Management believes that in order to properly understand short-term and long-term financial trends, investors may wish to consider the impact of these excluded items in addition to GAAP measures. Further, management uses Adjusted EBITDA for strategic and annual operating planning. We believe these non-GAAP financial measures are useful as a supplement in evaluating our ongoing operational performance and enhancing an overall understanding of our past financial performance.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP measures is set forth in the tables below.

The non-GAAP financial measures used by Pulmonx should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because non-GAAP financial measures exclude the effect of items that increase or decrease the company's reported results of operations, management strongly encourages investors to review, when they become available, the Company's consolidated financial statements and publicly filed reports in their entirety. The Company's definition of non-GAAP measures may differ from similarly titled measures used by others.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect our strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding our commercial strategy, the long-term potential for the Zephyr Valve treatment to transform the lives of over one million underserved patients suffering from severe emphysema, our overall operational and financial position, our ability to execute on our growth strategy, our possible or assumed future results of operations, including long-term outlook, descriptions of our revenues, total operating expenses, and gross margin for the full year 2024, and our commercial momentum, and the continued adoption of Zephyr Valve procedures. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of our filings with the Securities and Exchange Commission (“SEC”), including the Annual Report on Form 10-K filed with the SEC on February 27, 2024, available at www.sec.gov. Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, we undertake no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business.

About Pulmonx Corporation
Pulmonx Corporation (Nasdaq: LUNG) is a global leader in minimally invasive treatments for chronic obstructive pulmonary disease (COPD). Pulmonx’s Zephyr® Endobronchial Valve, Chartis® Pulmonary Assessment System and StratX® Lung Analysis Platform are designed to assess and treat patients with severe emphysema/COPD who despite medical management are still profoundly symptomatic. Pulmonx received FDA pre-market approval to commercialize the Zephyr Valve following its designation as a “breakthrough device.” The Zephyr Valve is commercially available in more than 25 countries, is included in global treatment guidelines and is widely considered a standard of care treatment option for improving breathing, activity and quality of life in patients with severe emphysema. For more information on the Zephyr Valves and the company, please visit www.Pulmonx.com.

Pulmonx®, AeriSeal®, Chartis®, StratX®, and Zephyr® are registered trademarks of Pulmonx Corporation.

Investor Contact
Brian Johnston
Gilmartin Group
investors@pulmonx.com

Pulmonx Corporation
Consolidated Statements of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenue	$18,854	$14,535
Cost of goods sold	4,776	3,946
Gross profit	14,078	10,589
Operating expenses
Research and development	4,210	4,253
Selling, general and administrative	24,404	22,736
Total operating expenses	28,614	26,989
Loss from operations	(14,536)	(16,400)
Interest income	1,441	1,127
Interest expense	(883)	(571)
Other income, net	415	108
Net loss before tax	(13,563)	(15,736)
Income tax expense	186	124
Net loss	$(13,749)	$(15,860)
Net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(0.42)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	38,636,029	37,572,382

Pulmonx Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets
Cash and cash equivalents	$70,158	$83,547
Restricted cash	236	237
Short-term marketable securities	45,973	33,555
Accounts receivable, net	10,522	12,105
Inventory	17,228	16,743
Prepaid expenses and other current assets	3,819	4,235
Total current assets	147,936	150,422
Long-term marketable securities	4,293	14,390
Long-term inventory	2,522	2,580
Property and equipment, net	4,218	4,028
Goodwill	2,333	2,333
Intangible assets, net	—	31
Right of use assets	2,705	3,406
Other long-term assets	577	591
Total assets	$164,584	$177,781
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$3,125	$1,497
Accrued liabilities	10,071	16,234
Income taxes payable	67	93
Deferred revenue	110	104
Short-term debt	5,231	2,155
Current lease liabilities	2,690	3,074
Total current liabilities	21,294	23,157
Deferred tax liability	140	114
Long-term lease liabilities	650	1,106
Long-term debt	32,002	35,089
Total liabilities	54,086	59,466
Stockholders' equity
Common stock	39	39
Additional paid-in capital	533,406	526,797
Accumulated other comprehensive income	1,963	2,640
Accumulated deficit	(424,910)	(411,161)
Total stockholders' equity	110,498	118,315
Total liabilities and stockholders' equity	$164,584	$177,781

Pulmonx Corporation
Reconciliation of Reported Revenue % Change to Constant Currency Revenue % Change
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023	% Change	FX Impact %	Constant Currency % Change
United States	$12,869	$9,337	37.8%	—%	37.8%
International	5,985	5,198	15.1%	2.1%	13.0%
Total	$18,854	$14,535	29.7%	0.7%	29.0%

Pulmonx Corporation
Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP Net loss	$(13,749)	$(15,860)
Depreciation and amortization	423	437
Stock-based compensation	5,673	4,638
Interest (income)/expense, net	(558)	(556)
Provision for income taxes	186	124
Adjusted EBITDA	$(8,025)	$(11,217)